Exhibit 10-2

Date: 31 December 2023

VIA MAIL/ELECTRONIC MAIL

ANTHARAS M SON. BHD.

No. 313, Jalan Tasik Selatan 3 Metro Centre

57000 Kuala Lumpur W.P. Kuala Lumpm Malaysia

Attention: Tan Su Cheng, Teh Kean Yong

Email: suchcng@antharas.com.my; kenneth(aJ,antharas.com.my

Dear Directors,

RE: SIDE LETTER TO FRANCHISE AGREEMENT DATED 31 December 2023 (THE “FRANCHISE AGREEMENT”) BETWEEN WYNDHAM HOTEL ASIA PACIFIC CO. LIMITED (“WE”, “US”, “OUR”) AND ANTHARAS M SDN. BHD. (“YOU”, “YOUR”) (COLLECTIVELY REFFERED TO AS THE “PARTIES” AND INDIVIDUALLY AS A “PARTY”) FOR WYNDHAM GARDEN SUITES GENTING HIGHLANDS (THE “FACILITY”)

ADDITIONAL FRANCHISE AGREEMENTS ACROSS MALAYSIA TO BE ENTERED INTO BETWEEN PARTIES

1.	This letter (“Side Letter”) shall be read as a supplement to the Frai1chise Agreement. Capitalised terms used herein shall have the same meanings as set out in the Franchise Agreement, unless otherwise stated in this Side Letter.

A.	Royalty Fee Concession for multiple franchise agreements across Malaysia

2.	Notwithstanding anything to the contrary in the Franchise Agreement, we agree to offer the Royalty Fee Concession as set out in paragraph 3 below to you or your Affiliates for a period of five (5) years commencing from the Effective Date on the basis all the conditions as set out in paragraph 4 (the “Conditions”) are met and complied with.

3.	If you or your Affiliates wish to enter into additional franchise agreements with us for any of our Wyndham Hotel Group registered brands available for franchise in Malaysia, we will offer you the below Royalty Fee Concession (the “Royalty Fee Concession”) provided the Conditions as are at all times satisfied:

No. of hotel facilities opened under our System	Royalty Fee for first (1st) hotel facility	Royalty Fee for second (2"d) hotel facility	Royalty Fee for third (3r d) hotel facility onwards
1	4.5% of gross room revenues of hotel facility	N/A	N/A
2	4.5% of gross room revenues of hotel facility	4.25% of gross room revenues of hotel facility	N/A
3 or more	4.5% of gross room revenues of hotel facility	4.25% of gross room revenues of hotel facility	4.0% of gross room revenues of hotel facility

For the sake of clarity, this Royalty Fee Concession operates to allow the concession to the next applicable Franchise Agreement with us or our Affiliates and does not operate to retrospectively reduce the Royalty Fee applicable to the Franchise Agreement or any existing franchise agreement you may have with us at the time of entering into a new franchise agreement.

B.	Conditions

4.	The Royalty Fee Concession is only applicable on the following conditions:

(a)	applies only to additional franchise agreements subsequent to the Franchise Agreement that are entered into between us or our Affiliate and you or your Affiliate for a Wyndham Hotel Group registered brand available for franchise in Malaysia at our discretion (proposed “New Facility”);
(b)	each such New Facility under must have at least seventy (70) keys;
(c)	the term of the franchise agreement entered into for a New Facility must be at least ten (10) Franchise Years. For the avoidance of doubt, Parties may mutually agree to extend the term of the franchise agreement and/or renew the franchise agreement following the expiry of the te1m;

(d)	you must not be in default of the Franchise Agreement or any subsequent New Facility agreement;
(e)	you must be cmTent on all your payments due to us under the Franchise Agreement or any subsequent New Facility agreement at the time of entering into a new franchise agreement or requesting to take advantage of the Royalty Fee Concession;

5.	Jn order for the Agreed Fee Structure to be validly provided by us, you must sign and return to us your acceptance of this Side Letter simultaneously with the Franchise Agreement.

C.	Events of Termination

6.	In the event that:-

(a)	you do not meet any of the Conditions, or for any period;
(b)	at any time the Franchise Agreement is:

(i)	transferred other than in accordance with the relevant provisions of the Franchise Agreement; or
(ii)	transferred to a person other than an Affiliate of you;

(c)	you no longer operate the Facility for any reason whatsoever;
(d)	you or any of your Affiliates directly or indirectly acquires, is acquired by, merged with or otherwise becomes, a Competitor of ours;
(e)	you are no longer the Franchisee for the Facility for any reason whatsoever; or
(f)	Franchise Agreement is terminated for any reason whatsoever,

we reserve the right to terminate this Side Letter without any liability to you, by delivering to you at least thirty (30) days' prior written notice, and which notice may be given at any time, to your notice address as provided in Section 17,3 of the Franchise Agreement.

7.	For the avoidance of doubt, upon termination of this Side Letter, the Royalty Fee Concession shall no longer be valid and binding between Parties.

8.	Our right of termination as in paragraph 6 of this Side Letter:-

(a)	shall be in addition to any other rights and remedies available to us under the Franchise Agreement or at law and/or in equity; and
(b)	shall not expire through the effluxion of time,

D.	Other terms

9.	This Side Letter is personal to you and cannot be transfened to any other person or entity. In the event of a Transfer, paragraph 6 above shall apply.

10.	All Parties shall keep the contents and existence of this Side Letter confidential and shall not disclose the same to any party, other than to its Affiliates, advisers and insurers, or its insurers lawyers (such persons shall be bound by obligations of confidentiality on the same terms contained in this Side Letter and each Party will be responsible for any breach of the term(s) of this Side Letter by its Affiliates, advisers and insurers or insurers lawyers), or if such information is in the public domain or is required to be disclosed by law or the rnles of any stock exchange on which its or its Affiliate’s shares are listed.
1I.	All notices, requests, reports and other communications permitted or required to be delivered by this Side Letter shall be in accordance with Section 17.3 of the Franchise Agreement.

12.	This Side Letter will be governed and construed under the laws of Malaysia, except for its conflicts of law principles.

13.	Sections 17.7.2 and 17.7.3 of the Franchise Agreement apply to this Side Letter.

14.	Except as provided above, all other te1ms of the Franchise Agreement shall remain unchanged and of full force and effect.

15.	This Side Letter does not affect your other obligations in the Franchise Agreement.

16.	Please confitm your acceptance of the above terms by signing two (2) sets of this Side Letter and returning one set to us by email at legal.seapr(a)wyndham.com with an original to mail to ow·address as follows:

Wyndham Hotel Asia Pacific Co. Limited

88 Market Street, CapitaSpring #47-05, Singapore 048948

Attention: President, Asia Pacific; Fax No.: +65 6222 0789

Yours faithfully

Applies to (side letter)
Wyndham Garden Suites Genting Highlands

Wyndham Hotel Asia Pacific Co. Limited
Joanne Simpson
Director

{Signature Page Follows}

CONFIRMATION OF ACCEPTANCE

RE: SIDE LETTER TO FRANCHISE AGREEMENT DATED _ (THE “FRANCHISE AGREEMENT”) BETWEEN WYNDHAM HOTEL ASIA PACIFIC CO. LIMITED (“WE”, “US”, “OUR”) AND ANTHARAS M SDN. BHD. (“YOU”, “YOUR”) (COLLECTIVELY REFFERED TO AS THE “PARTIES” AND INDIVIDUALLY AS A “PARTY”) FOR WYNDHAM GARDEN SUITES GENTING HIGHLANDS (THE “FACILITY”)

ADDITIONAL FRANCHISE AGREEMENTS ACROSS MALAYSIA TO BE ENTERED INTO BETWEEN PARTIES

Position: Dire tor

We, ANTHARAS M SDN. BHD., accept and agree to the above terms and agree to the above terms.

(affix corporate seal)
/s/ Teh Kean Yong
Name:	Teh Kean Yong
Position:	Director

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